Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aegis Communications Group, Inc. (the “Company”) on Form 10-Q for the quarter ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Herman M. Schwarz, President and Chief Executive Officer of, and person performing the function of Chief Financial Officer of, the Company, certify, to the best of my knowledge and in my capacity as an officer of the Company, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)                                  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ Herman M. Schwarz

Herman M. Schwarz
President & Chief Executive Officer, and Person Performing the Functions of Chief Financial Officer
November 19, 2003

Note:  This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.